Exhibit 99.2

                  News release for immediate release

FOR IMMEDIATE RELEASE
Contact information:
Ryan Greenier, Vice President, Investor Relations
217-788-5738

HORACE MANN REPORTS FOURTH QUARTER 2017
NET INCOME OF $3.00 PER SHARE AND CORE EARNINGS OF $0.65 PER SHARE*

•	Property and Casualty combined ratio of 94.0% including a 5.1 point improvement in the auto loss ratio

•	Significantly lower catastrophe losses, 2.2 points or $3.6 million pretax, compared to the prior year

•	Continued growth in assets under management in Retirement and double-digit increases in Life sales

•	One-time favorable tax benefit of $99.0 million, or $2.37 per diluted share due to the passage of the Tax Cuts and Jobs Act of 2017

SPRINGFIELD, Ill., February 6, 2018 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and twelve month periods ended December 31, 2017:

Horace Mann Financial Highlights
	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Total revenues	$303.0	$282.8	7.1%	$1,171.5	$1,128.9	3.8%
Net income	125.3	19.9	N.M.	169.4	83.8	102.1%
Net realized investment gains (losses) after tax	(0.9)	(1.5)		(1.7)	2.3
Re-measurement of net deferred tax liability (DTL)	99.0	—		99.0	—
Core earnings*	27.2	21.4	27.1%	72.1	81.5	-11.5%
Per diluted share:
Net income	3.00	0.48	N.M.	4.08	2.02	102.0%
Net realized investment gains (losses) after tax	(0.02)	(0.04)		(0.04)	0.05
Re-measurement of DTL	2.37	—		2.38	—
Core earnings	0.65	0.52	25.0%	1.74	1.97	-11.7%
Book value per share				36.88	32.15	14.7%
Book value per share excluding net unrealized gains on fixed maturity and equity securities*				30.73	27.79	10.6%
Property and Casualty net income	15.6	9.6	62.5%	17.8	25.6	-30.5%
Property and Casualty combined ratio	94.0%	99.1%	-5.1 pts	103.3%	101.5%	1.8 pts
Property and Casualty underlying combined ratio*	92.2%	93.5%	-1.3 pts	94.2%	92.9%	1.3 pts
Retirement net income	$51.5	$11.4	N.M.	$88.4	$50.7	74.4%
Life net income	63.3	3.5	N.M.	77.6	16.6	N.M.

* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the SEC.
N.M. - Not meaningful.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"Horace Mann's fourth quarter net income benefited $99.0 million or $2.37 per diluted share* from the passage of the new U.S. tax law, which reflects the re-measurement of our net deferred tax liability," said Horace Mann's President and Chief Executive Officer Marita Zuraitis. "Excluding the impact of tax reform, fourth quarter core earnings of $0.65 per diluted share increased 25% compared to the prior year period reflecting relatively favorable weather-related losses, as well as continued progress in auto profitability initiatives. Despite another active catastrophe quarter for the industry, our Property and Casualty operations produced a strong 94.0% combined ratio. In addition, our Retirement and Life businesses continue to grow, with a 9% increase in Retirement assets under management and a 13% increase in Life sales."
"We are projecting full year 2018 core earnings of between $2.10 and $2.30 per share," stated Zuraitis. "This estimate anticipates continued improvement of 2 to 2.5 points in our underlying auto loss ratio and 1 to 1.5 points in our underlying property loss ratio, 6 to 7 points of catastrophe costs, net interest spread of around 170 basis points, Life mortality costs consistent with 2017, continued strategic investments across all lines, and an effective tax rate of between 15% to 18%."
Property and Casualty Segment

For the fourth quarter of 2017, Property and Casualty net income (excluding the effect of DTL re-measurement)* increased to $15.0 million compared to $9.6 million in the prior year period. The Property and Casualty combined ratio of 94.0% improved 5.1 points compared to the prior year period. These improvements were primarily due to an improved underlying auto loss ratio, reflecting the impact of rate actions and continued profitability initiatives, as well as a strong underlying property loss ratio.
Prior years' reserves continue to develop favorably in both auto and property, $0.6 million pretax in the fourth quarter of 2017 compared to $2.7 million pretax in the prior year period.
Catastrophe activity in the fourth quarter of 2017 totaled $3.6 million pretax, including losses related to California wildfires totaling $1.3 million pretax, compared to $11.6 million pretax in the prior year period.
On a reported basis, the fourth quarter auto combined ratio of 104.7% improved 3.5 points and the property combined ratio of 72.2% improved 8.9 points as compared to the prior year period, driven by improvement in the underlying auto loss ratio and lower catastrophe losses. The underlying auto loss ratio* of 77.6% improved 5.0 points compared to the prior year period as a result of an increase in earned premium due to rate actions combined with continued stabilization in auto loss trends. The underlying property loss ratio* was favorable at 39.8%, which reflected a modest increase of 0.9 points compared to the prior year period.
For the full year 2017, Property and Casualty net income (excluding the effect of DTL re-measurement) decreased to $17.2 million compared to $25.6 million in the prior year period as a result of lower levels of favorable prior years' reserve development as well as elevated weather-related losses that occurred in the first half of 2017. Favorable prior years' reserve development was $4.3 million pretax less than a year ago and pretax catastrophe losses were $1.8 million higher than a year ago. The Property and Casualty combined ratio of 103.3% increased 1.8 points compared to a year ago.
On an underlying basis, the full year 2017 auto loss ratio of 77.2% decreased 0.8 points compared to the prior year period, with the full year underlying combined ratio improving 1.0 point compared to the prior year. For property, the underlying full year 2017 loss ratio of 47.2% increased 4.8 points compared to the

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prior year period and was largely related to the impact of higher non-catastrophe weather-related losses that occurred in the first half of 2017. The expense ratio for Property and Casualty of 26.7% was comparable to the prior year period.
Total Property and Casualty written premiums* of $164.8 million and $662.8 million for the three and twelve month periods ended December 31, 2017 increased 4.3% and 4.5%, respectively, compared to the prior year periods. The growth was driven primarily by rate actions, which resulted in an increase in the average premium per policy for both auto and property.
Total Property and Casualty sales* for the fourth quarter 2017 were flat compared to the prior year period but increased 4.9% for the full year 2017 compared to prior year period. Policy retention continues to be stable with auto and property policy retention rates for the current quarter at 83.0% and 87.6%, respectively.

Retirement Segment

For the fourth quarter of 2017, Retirement net income (excluding the effect of DTL re-measurement)* of $12.0 million increased $0.6 million compared to the prior year period, primarily due to a $5.5 million pretax increase in net interest margin offset by a $2.1 million pretax unfavorable change in DAC unlocking accompanied by a $1.8 million pretax increase in DAC amortization. For the full year 2017, Retirement net income (excluding the effect of DTL re-measurement) of $48.9 million was 3.6% lower than the prior year period.
For the full year of 2017, the annualized net interest spread on fixed annuity assets was 194 basis points, an increase of 1 basis point compared to a year ago. Net interest spread benefited from strong prepayment activity in the fourth quarter of 2017, as well as favorable alternative investment returns. Annuity assets under management of $6.8 billion increased 5.2% compared to a year ago, and total cash value persistency remained strong at 89.5% for variable annuities and 92.6% for fixed annuities.
Overall, the total level of Retirement deposits* was comparable to the prior year periods with an increase in asset flows related to fee-based mutual fund offerings nearly offsetting a decrease in traditional annuity products. For the three and twelve month periods ended December 31, 2017, annuity deposits of $104.2 million and $453.1 million decreased 18.8% and 12.9%, respectively, compared to the prior year periods. The decline in annuity deposits was related to lower sales of single premium annuity products in the current year. For the current year, deposits on recurring annuity products were comparable to the prior year period. Sales* and deposit activity related to new retail and institutional Retirement Advantage products, as well as other mutual fund offerings, were strong with $80.0 million of deposits in the current year compared to $39.0 million in the prior year period.

Life Segment

Life net income (excluding the effect of DTL re-measurement)* of $3.0 million and $17.3 million for the three and twelve month periods ended December 31, 2017, decreased 14.3% and increased 4.2%, respectively, compared to the prior year periods. The decrease for the fourth quarter 2017 was largely due to an increase in mortality costs. However, on a full year basis, mortality costs are in-line with our historical trends.
Life insurance premiums and contract deposits* of $31.4 million for the current quarter increased 6.1% compared to the prior year period. For the twelve month period ended December 31, 2017, premiums and

3

contract deposits increased 3.0%, to $111.2 million compared to the prior year period. Life sales* of $6.1 million increased 24.5% compared to the fourth quarter of 2016. Life sales during 2017 of $17.7 million increased 13.5% compared to the prior year period, primarily due to an increase in single premium sales. Life persistency of 95.1% was comparable to prior year.

Investment Results

Total net investment income for the three and twelve month periods ended December 31, 2017 increased 9.0% and 3.4% respectively, compared to the prior year periods. While annuity asset balances in the Retirement segment continued to grow, overall investment results reflected a $5.2 million pretax increase in investment prepayment activity in the current quarter partially offset by the impact of the current low interest rate environment. Pretax net realized investment losses were $1.7 million and $3.4 million for the three and twelve month periods ended December 31, 2017, respectively.
Horace Mann's net unrealized investment gains on fixed maturity and equity securities were $440.3 million at December 31, 2017, compared to net unrealized investment gains on fixed maturity and equity securities of $312.2 million at December 31, 2016. The increase in net unrealized gains is largely attributable to tighter credit spreads across all asset classes.

Webcast Conference Call

Horace Mann’s senior management will discuss the Company’s fourth quarter financial results with investors and analysts on February 7, 2018 at 10:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the Company is headquartered in Springfield, Illinois. For more information about the Company, visit horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017, and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this press release include measures which are based on methodologies other than accounting principles generally accepted in the United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the Company’s SEC filings.

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4

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
EARNINGS SUMMARY
Net income	$125.3	$19.9	N.M.	$169.4	$83.8	102.1%
Net realized investment gains (losses), after tax	(0.9)	(1.5)	-40.0%	(1.7)	2.3	N.M.
Re-measurement of net deferred tax liability (DTL)	99.0	—	N.M.	99.0	—	N.M.
Core earnings*	27.2	21.4	27.1%	72.1	81.5	-11.5%

Per diluted share:
Net income	3.00	0.48	N.M.	4.08	2.02	102.0%
Net realized investment gains (losses), after tax	(0.02)	(0.04)	-50.0%	(0.04)	0.05	N.M.
Re-measurement of DTL	2.37	—	N.M.	2.38	—	N.M.
Core earnings*	0.65	0.52	25.0%	1.74	1.97	-11.7%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.7	41.5	0.5%	41.6	41.5	0.2%

RETURN ON EQUITY
Net income return on equity (A)				12.3%	6.2%	6.1 pts
Core return on equity excluding net unrealized gains on fixed maturity and equity securities and re-measurement of DTL* (B)				6.4%	7.4%	-1.0 pts

FINANCIAL POSITION
Per share (C):
Book value				$36.88	$32.15	14.7%
Effect of net unrealized gains on fixed maturity and equity securities (D)				6.15	4.36	41.1%
Effect of the re-measurement of net DTL				2.43	—	N.M.
Dividends paid	$0.275	$0.265	3.8%	$1.100	$1.060	3.8%
Ending number of shares outstanding (in millions) (C)				40.7	40.2	1.2%
Total assets				$11,198.3	$10,576.8	5.9%
Long-term debt, current and noncurrent				297.5	247.2	20.3%
Total shareholders' equity				1,501.6	1,294.0	16.0%

ADDITIONAL INFORMATION
Net realized investment gains (losses)
Before tax	$(1.7)	$(2.8)	-39.3%	$(3.4)	$4.1	N.M.
After tax	(0.9)	(1.5)	-40.0%	(1.7)	2.3	N.M.
Per share, diluted	$(0.02)	$(0.04)	-50.0%	$(0.04)	$0.05	N.M.

N.M.-	Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(B)
Based on trailing 12-month core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(C)	Ending shares outstanding were 40,717,873 at December 31, 2017 and 40,244,751 at December 31, 2016.

(D)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$204.3	$194.2	5.2%	$794.7	$759.1	4.7%
Net investment income	98.6	90.5	9.0%	373.6	361.2	3.4%
Net realized investment gains (losses)	(1.7)	(2.8)	39.3%	(3.4)	4.1	N.M.
Other income	1.8	0.9	100.0%	6.6	4.5	46.7%
Total revenues	303.0	282.8	7.1%	1,171.5	1,128.9	3.8%

Benefits, claims and settlement expenses	137.4	137.5	-0.1%	582.3	541.1	7.6%
Interest credited	50.4	49.1	2.6%	198.6	192.0	3.4%
Policy acquisition expenses amortized	28.3	23.6	19.9%	102.2	96.7	5.7%
Operating expenses	48.7	42.5	14.6%	187.8	173.1	8.5%
Interest expense	3.0	2.9	3.4%	11.9	11.8	0.8%
Total benefits, losses and expenses	267.8	255.6	4.8%	1,082.8	1,014.7	6.7%

Income before income taxes	35.2	27.2	29.4%	88.7	114.2	-22.3%
Income tax expense (benefit)	(90.1)	7.3	N.M.	(80.7)	30.4	N.M.
Net income	$125.3	$19.9	N.M.	$169.4	$83.8	102.1%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty	$164.8	$158.0	4.3%	$662.8	$634.3	4.5%
Annuity deposits	104.2	128.3	-18.8%	453.1	520.2	-12.9%
Life	31.4	29.6	6.1%	111.2	108.0	3.0%
Total	$300.4	$315.9	-4.9%	$1,227.1	$1,262.5	-2.8%

SEGMENT NET INCOME (LOSS)
Property & Casualty	$15.6	$9.6	62.5%	$17.8	$25.6	-30.5%
Retirement	51.5	11.4	N.M.	88.4	50.7	74.4%
Life	63.3	3.5	N.M.	77.6	16.6	N.M.
Corporate and other (A)	(5.1)	(4.6)	10.9%	(14.4)	(9.1)	58.2%
Net income	$125.3	$19.9	N.M.	$169.4	$83.8	102.1%

IMPACT ON SEGMENT NET INCOME (LOSS) FOR RE-MEASUREMENT OF DTL
Property & Casualty	$0.6	$—	N.M.	$0.6	$—	N.M.
Retirement	39.5	—	N.M.	39.5	—	N.M.
Life	60.3	—	N.M.	60.3	—	N.M.
Corporate and other (A)	(1.4)	—	N.M.	(1.4)	—	N.M.
Total	$99.0	$—	N.M.	$99.0	$—	N.M.

N.M.-	Not meaningful.

(A)
Corporate and Other includes interest expense on debt and the impact of net realized investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
PROPERTY & CASUALTY
Premiums written	$164.8	$158.0	4.3%	$662.8	$634.3	4.5%
Premiums earned	166.3	159.0	4.6%	648.3	620.5	4.5%
Net investment income	9.7	10.0	-3.0%	36.2	39.0	-7.2%
Other income (expense)	(0.2)	(0.2)	—%	(0.2)	0.6	-133.3%
Losses and loss adjustment expenses (LAE)	111.4	117.1	-4.9%	496.3	464.1	6.9%
Operating expenses (includes policy acquisition expenses amortized)	44.9	40.4	11.1%	173.4	165.7	4.6%
Interest expense	0.1	—	N.M.	0.1	—	N.M.
Income before tax	19.4	11.3	71.7%	14.5	30.3	-52.1%
Net income	15.6	9.6	62.5%	17.8	25.6	-30.5%
Net investment income, after tax	7.7	8.0	-3.8%	28.9	31.2	-7.4%

Catastrophe costs (A)
After tax	2.4	7.6	-68.4%	40.2	39.1	2.8%
Before tax	3.6	11.6	-69.0%	61.8	60.0	3.0%
Prior years' reserve favorable (adverse) development, before tax
Automobile	0.3	1.4	-78.6%	0.3	1.4	-78.6%
Property & other	0.3	1.3	-76.9%	2.4	5.6	-57.1%
Total	0.6	2.7	-77.8%	2.7	7.0	-61.4%

Operating statistics:
Loss and loss adjustment expense ratio	67.0%	73.7%	-6.7 pts	76.6%	74.8%	1.8 pts
Expense ratio	27.0%	25.4%	1.6 pts	26.7%	26.7%	0.0 pts
Combined ratio	94.0%	99.1%	-5.1 pts	103.3%	101.5%	1.8 pts
Effect on the combined ratio of:
Catastrophe costs (A)	2.2%	7.3%	-5.1 pts	9.5%	9.7%	-0.2 pts
Prior years' reserve development	-0.4%	-1.7%	1.3 pts	-0.4%	-1.1%	0.7 pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio")*	92.2%	93.5%	-1.3 pts	94.2%	92.9%	1.3 pts

Policies in force (in thousands)				695	705	-1.4%
Automobile				479	485	-1.2%
Property				216	220	-1.8%

Policy renewal rate - 12 months
Automobile				83.0%	83.5%	-0.5 pts
Property				87.6%	87.8%	-0.2 pts

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.

 HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
RETIREMENT
Contract deposits	$104.2	$128.3	-18.8%	$453.1	$520.2	-12.9%
Variable	46.2	46.0	0.4%	173.9	163.6	6.3%
Fixed	58.0	82.3	-29.5%	279.2	356.6	-21.7%
Contract charges earned	7.2	6.3	14.3%	28.0	24.9	12.4%
Net investment income	69.1	62.4	10.7%	262.0	249.4	5.1%
Interest credited	39.1	37.9	3.2%	153.5	147.3	4.2%
Net interest margin (without realized investment gains/losses)	30.0	24.5	22.4%	108.5	102.1	6.3%
Other income	1.8	0.8	125.0%	5.9	2.8	110.7%
Mortality loss and other reserve changes	(1.8)	(0.8)	125.0%	(5.8)	(3.9)	48.7%
Operating expenses (includes policy acquisition expenses amortized)	19.5	13.6	43.4%	67.6	54.9	23.1%
Income before tax	17.7	17.2	2.9%	69.0	71.0	-2.8%
Net income	51.5	11.4	N.M.	88.4	50.7	74.4%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(1.2)	$0.9	N.M.	$(1.1)	$0.3	N.M.
Guaranteed minimum death benefit reserve	0.1	0.1	—%	0.1	0.1	—%
Retirement contracts in force (in thousands)				223	219	1.8%
Annuity accumulated account value on deposit / Assets under management				$6,764.0	$6,427.0	5.2%
Variable				2,152.0	1,923.9	11.9%
Fixed				4,612.0	4,503.1	2.4%
Annuity accumulated value retention - 12 months
Variable accumulations				89.5%	94.7%	-5.2 pts
Fixed accumulations				92.6%	94.6%	-2.0 pts

LIFE
Premiums and contract deposits	$31.4	$29.6	6.1%	$111.2	$108.0	3.0%
Premiums and contract charges earned	30.8	28.9	6.6%	118.4	113.7	4.1%
Net investment income	20.0	18.3	9.3%	76.2	73.6	3.5%
Other income	0.1	0.2	-50.0%	0.4	0.8	-50.0%
Death benefits/mortality cost/change in reserves	24.2	19.6	23.5%	80.2	73.1	9.7%
Interest credited	11.3	11.2	0.9%	45.1	44.7	0.9%
Operating expenses (includes policy acquisition expenses amortized)	11.2	10.6	5.7%	44.0	44.0	—%
Income before tax	4.2	6.0	-30.0%	25.7	26.3	-2.3%
Net income	63.3	3.5	N.M.	77.6	16.6	N.M.
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$0.2	-100.0%	$0.2	$0.4	-50.0%
Life policies in force (in thousands)				198	198	—%
Life insurance in force				$17,564	$17,025	3.2%
Lapse ratio - 12 months (Ordinary life insurance)				4.9%	4.3%	0.6 pts

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net realized investment gains (losses)	$(1.7)	$(2.8)	-39.3%	$(3.4)	$4.1	N.M.
Interest expense	(2.9)	(2.9)	—%	(11.8)	(11.8)	—%
Other operating expenses, net investment income and other income	(1.5)	(1.6)	-6.3%	(5.3)	(5.7)	-7.0%
Loss before tax	(6.1)	(7.3)	-16.4%	(20.5)	(13.4)	53.0%
Net loss	(5.1)	(4.6)	10.9%	(14.4)	(9.1)	58.2%

N.M.- -	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change
INVESTMENTS
Retirement and Life
Fixed maturities, at fair value (amortized cost 2017, $6,490.8; 2016, $6,404.4)				$6,874.1	$6,684.3	2.8%
Equity securities, at fair value (cost 2017, $77.5; 2016, $70.5)				80.9	66.6	21.5%
Short-term investments				36.4	10.0	N.M.
Policy loans				153.6	151.9	1.1%
Other investments				203.7	159.2	28.0%
Total Retirement and Life investments				7,348.7	7,072.0	3.9%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2017, $812.1; 2016, $747.7)				$850.0	$772.4	10.0%
Equity securities, at fair value (cost 2017, $38.8; 2016, $63.6)				54.6	75.0	-27.2%
Short-term investments				19.3	10.9	77.1%
Other investments				72.9	45.0	62.0%
Total Property & Casualty investments				996.8	903.3	10.4%

Corporate investments				6.8	24.0	-71.7%

Total investments				8,352.3	7,999.3	4.4%

Net investment income
Before tax	$98.6	$90.5	9.0%	$373.6	$361.2	3.4%
After tax	65.5	60.3	8.6%	248.3	240.6	3.2%

N.M.-	Not meaningful.